                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports on the financial statements of Vista Energy Resources, Inc. and for the I.P. Acquisition dated February 16, 2000 and February 25, 1999, respectively, included in Prize Energy Corp.'s Form S-1 and to all references to our Firm included in the attached registration statement.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas
August 23, 2000